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                                                                    EXHIBIT 23.2

The Board of Directors
Safeway Inc.

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 filed on August 4, 1997 by Safeway Inc., which also constitutes Post-Effective Amendment No. 2 to registration statement No. 33-51552 of Safeway Inc., of our report dated January 17, 1997, except for the penultimate sentence in paragraph five of note 7 which is as of March 27, 1997, with respect to the consolidated balance sheets of The Vons Companies, Inc. and subsidiaries as of December 29, 1996 and December 31, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the fifty-two week periods ended December 29, 1996, December 31, 1995 and January 1, 1995, which report appears in the Form 8-K/A of Safeway Inc. filed May 1, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectuses.

/s/  KPMG Peat Marwick LLP

Los Angeles, California
August 22, 1997